UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2021

CANDEL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40629	52-2214851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Candel Therapeutics, Inc.

117 Kendrick St Suite 450

Needham, Massachusetts 02494

(Address of principal executive offices, including zip code)

(617) 916-5445

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CADL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

As previously announced, on July 26, 2021, Candel Therapeutics Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies LLC, Credit Suisse Securities (USA) LLC, UBS Securities LLC, and BMO Capital Markets Corp. as representatives of the several underwriters listed on Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell shares of our common stock to the Underwriters. On July 29, 2021, the Company closed the initial public offering (“IPO”) of 9,000,000 shares of our common stock. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option for 30 days from the date of the Underwriting Agreement to purchase up to an additional 1,350,000 shares (the “Option”).

On August 11, 2021, the Underwriters notified the Company that they would partially exercise their Option by purchasing an additional 887,994 shares of our common stock (the “Additional Shares”). On August 13, 2021, the Company consummated the closing of the Additional Shares.

On August 17, 2021, the Company issued a press release announcing the exercise of the Option and the issuance of the Additional Shares. Attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference is the copy of the press release.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated August 17, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Candel Therapeutics, Inc.

Date: August 17, 2021
	By:	/s/ Paul Peter Tak
Paul Peter Tak, M.D., Ph.D., FMedSci
President and Chief Executive Officer